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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549




                                   FORM 8-K
                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported)  April 23, 1999
                                                      --------------



                              GUEST SUPPLY, INC.
               ------------------------------------------------
            (Exact name of registrant as specified in its charter)



         New Jersey                      1-11955           22-2320483
---------------------------------    ----------------   -------------------
 (State or other jurisdiction        (Commission File   (I.R.S. Employer
of incorporation or organization)    Number)            Identification No.)



              4301 U.S. Highway One
              Monmouth Junction, NJ                     08852-0902
          ---------------------------------------       ----------
          (Address of principal executive offices)      (Zip Code)



      Registrant's telephone number, including area code: (609) 514-9696
                                                          --------------


                                Not Applicable
  --------------------------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 2. Acquisition or Disposition of Assets

        On April 23, 1999, Guest Supply, Inc. (the "Company") completed the acquisition of Kapadia Enterprises, Inc. d/b/a Nasco Supply Company and McDonald Contract Sales, Inc. (collectively "Nasco"), acquiring all of the capital stock of the privately-held distributor of textile products to the lodging industry from Madhukar and Naina Kapadia. Nasco will continue to operate under the direction of current management. The negotiated purchase price (the "Purchase Price") paid in the Nasco acquisition was (i) $18.0 million in cash at the closing of the acquisition, which price is subject to a post-closing purchase price adjustment, (ii) the issuance by the Company of a 5.18% convertible subordinated promissory note in the aggregate principal amount of $5.0 million, which note is convertible into shares of the Company's common stock, no par value ("Common Stock") at a price of $13.275 per share, subject to adjustment as provided in the note, and (iii) 45,198 shares of the Company's Common Stock ($500,000 of Common Stock based on a per share price of $11 1/16). The acquisition will be accounted for as a purchase.

        Concurrent with the closing of the acquisition of Nasco, the Company and its subsidiaries entered into a $35.0 million amended and restated revolving credit facility with PNC Bank, National Association, First Union National Bank, and Fleet Bank N.A. (the "Financing Agreement") and an amendment to the Company and its subsidiaries' outstanding $25.0 million aggregate principal amount senior notes (the "Senior Notes"). Borrowings under the Financing Agreement were used to fund the cash portion of the Purchase Price and will be used to finance ongoing working capital requirements of the Company and its subsidiaries. The Financing Agreement is a six-year revolving credit facility, with interest on outstanding borrowings determined, at the Company's option, based upon stated margins at or below the prime rate or in excess of eurodollar rates. Borrowings under the Financing Agreement are secured by substantially all of the assets of the Company and its subsidiaries. The Senior Notes have fixed interest rates ranging from 6.95% to 7.31%, maturities ranging from 2003 to 2009, and are secured by substantially all of the assets of the Company and its subsidiaries.

        The Financing Agreement and the Senior Notes contain a number of restrictive covenants, including covenants which limit incurrence of liens and indebtedness, limit transactions with affiliates, acquisitions, sales of assets, investments and other restricted payments. The Financing Agreement and the Senior Notes further require that the Company comply with certain financial and other covenants as set forth therein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a) & (b) Financial statements of business acquired and pro-forma financial information.

          The required financial statements and pro forma financial information will be filed as soon as practicable, but not later than 60 days after the date by which this report must be filed.

     (c)  Exhibit Index

10(w) Stock Purchase Agreement dated as of April 23, 1999 by and among the Company, Breckenridge-Remy Co., Madhukar Kapadia and Naina Kapadia, as Trustees of the

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        Kapadia Family Trust, Kapadia Enterprises, Inc., MacDonald Contract
        Sales, Inc., Madhukar Kapadia and Naina Kapadia. Pursuant to Reg. S-K,
        Item 601(b)(2), the Company agrees to furnish a copy of the Schedules to such Agreement to the Commission upon request.

10(x) 5.18% Convertible Subordinated Promissory Note due April 23, 2004 in the principal amount of $5,000,000 by the Company in favor of Madhukar Kapadia and Naina Kapadia, as Trustees of the Kapadia Family Trust.

10(y) Employment Agreement dated as of April 23, 1999 by and between the Company and Madhukar Kapadia.

10(z) Amended and Restated Revolving Credit Agreement dated as of April 21, 1999 by and among the Company, Guest Packaging, Inc., Breckenridge-Remy Co., Guest Distribution Services, Inc., Kapadia Enterprises, Inc., PNC Bank, National Association, as Agent and as Lender, First Union National Bank, as Lender, and Fleet Bank, N.A., as Lender.

10(aa) Form of Security Agreement dated as of April 21, 1999 executed by the Company and each of its subsidiaries in favor of PNC Bank, National Association, as Agent.

10(bb) Amendment No. 1 to Note Purchase Agreements dated as of April 21, 1999 by and among the Company, Guest Packaging, Inc., Breckenridge-Remy Co., Guest Distribution Services, Inc., Kapadia Enterprises, Inc., MONY Life Insurance Company, AUSA Life Insurance Company, Inc., Great-West Life and Annuity Insurance Company and Nationwide Life and Annuity Insurance Company.

99      Guest Supply, Inc. Press Release dated April 26, 1999.

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   GUEST SUPPLY, INC.
                                   ------------------
                                   (Registrant)


Date: May 9, 1999                  By:/s/ Paul T. Xenis
                                      -----------------
                                      Paul T. Xenis
                                      Vice President - Finance

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